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                                                                    Exhibit 23.5



                            DEGOLYER AND MACNAUGHTON
                        4925 GREENVILLE AVENUE, SUITE 400
                                ONE ENERGY SQUARE
                               DALLAS, TEXAS 75206

                                  July 12, 2005

Carrizo Oil & Gas, Inc.
1000 Louisiana Street
Suite 1500
Houston, Texas 77002

Ladies and Gentlemen:

         We consent to the use of the name DeGolyer and MacNaughton, to references to DeGolyer and MacNaughton, and to the inclusion by reference of our "Appraisal Report as of December 31, 2004 on Certain Properties owned by Carrizo Oil & Gas, Inc." (our Report) and information taken from our Report in the Registration Statement on Form S-3 (the Registration Statement) of Carrizo Oil & Gas, Inc., a Texas corporation (the Company), relating to the registration of shares of common stock of the Company, provided, however, that we were necessarily unable to verify the estimates from our Report, since these estimates were combined with those of other firms for other properties and reported in total.

                                                    Very truly yours,

                                                    /s/ DeGOLYER and MacNAUGHTON